NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES DELISTING OF EXPIRING RIGHTS

(Carson City, Nevada) - July 16, 2020

PICO Holdings, Inc. (NASDAQ:PICO) (the “Company”) announced today its intention to voluntarily delist the Company’s Series A Junior Participating Preferred Stock Purchase Rights (the “Rights”) from the NASDAQ Stock Market LLC (“NASDAQ”) due to the upcoming expiration of that certain Section 382 Rights Agreement between the Company and Computershare Trust Company, N.A. dated July 24, 2017 (the “Rights Agreement”). The Rights Agreement will expire at 5:00 P.M. New York City time on July 24, 2020. Pursuant to the Rights Agreement, the Company issued one Right for each share of the Company’s issued and outstanding Common Stock. The Rights have not become exercisable since the Rights dividend was declared. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) on or after July 24, 2020, to effect the voluntary delisting of the Rights.

About PICO Holdings, Inc.

As of June 30, 2020, our primary holding was Vidler Water Company, Inc. (“Vidler”), a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Currently, we believe the highest potential return to shareholders is from a return of capital. As we monetize assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

OTHER INFORMATION

As of June 30, 2020, PICO Holdings, Inc. had a market capitalization of $160.4 million, and 19,027,285 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical, including statements regarding the Plan and its purpose, our ability to utilize NOLs to offset taxable income and reduce our federal income liability, , and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing or in the real estate markets in which Vidler operates; the effect of the COVID-19 pandemic on residential and commercial real estate development and on real estate sales and prices; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 or at http://picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT:    Dorothy Timian-Palmer
President and Chief Executive Officer
(775) 885-5000

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